EXHIBIT 10.88

                           FIRST AMENDMENT TO WARRANT

         THIS FIRST AMENDMENT TO WARRANT ("First Amendment") is made and entered into effective as of October 18, 1996, by and between CU CapitalCorp., a Delaware corporation ("CUCC"), and Hungarian Telephone and Cable Corp., a Delaware corporation (the "Company").

                               W I T N E S S E T H

         WHEREAS, the Company issued and delivered to CUCC that certain Warrant to Purchase Shares of Common Stock of the Company, dated May 31, 1995 (the "Warrant");

         WHEREAS, CUCC or an affiliate thereof has furnished or has agreed to furnish additional financial support to the Company and/or its subsidiaries, including through the issuance to Citicorp North America, Inc. ("CNA") of a letter of comfort and a letter indemnifying CNA against all events of political, currency exchange and other cross-border risks in connection with a $75 million Secured Term Loan Credit Facility for the Company from CNA, the issuance to Postabank Rt. of a letter of support in connection with a $170 million Credit Facility for the Hungarian subsidiaries of the Company from Postabank, and the provision of assurance to CNA of the repayment by the Company of any and all amounts owed to CNA by October 15, 1996 in connection with the CNA Credit Facility;

         WHEREAS, CUCC or an affiliate thereof has negotiated the extension of a $750,000 contingent commitment fee payable by the Company to CNA in connection with the CNA Credit Facility and a $2,000,000 interest credit payable to a subsidiary of the Company by Postabank in connection with the Postabank Credit Facility;

         WHEREAS, CUCC has insisted, as compensation for providing such additional financial support to the Company and its subsidiaries and for obtaining such financial benefits for the Company and its subsidiaries, that the Company (i) extend the exercise periods of the Warrant and certain of the Stock Options through September 12, 2000, (ii) grant to CUCC the option to purchase an additional 875,850 shares of Common Stock at an exercise price of $12.75, exercisable at any time through September 12, 2000, and (iii) pay to CUCC $750,000;

         WHEREAS, the Company believes that the receipt of such additional financial support from CUCC and the receipt of the financial benefits arising from CUCC's negotiations with CNA and Postabank was and would be in the best interests of all stockholders of the Company and, therefore, in order to compensate CUCC for obtaining such financial benefits for the Company and its subsidiaries and for providing such additional financial support in connection with the CNA Credit Facility, and to induce CUCC to proceed to provide such additional financial

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support in connection with the Postabank Credit Facility, the Company is willing
(i) to extend the exercise periods of the Warrant and certain of the Stock Options through September 12, 2000, (ii) concurrently with the execution of this First Amendment, to enter into a Third Stock Option Agreement with CUCC granting to CUCC the option to purchase 875,850 additional shares of Common Stock (the "Third Stock Option Agreement"), and (iii) to pay CUCC $750,000; and

         WHEREAS, the parties now desire to amend the Warrant through execution of this First Amendment.

         NOW, THEREFORE, in consideration of the premises hereof, the parties hereby agree as follows:

         1. The first sentence of the Warrant is hereby amended to provide for an exercise period for the Warrant that expires at "5:00 p.m. on September 12, 2000" and that grants the Purchaser
"the right to purchase from the Company at any time before 5:00 p.m. on September 12, 2000."

         2. Clause (B) of Paragraph (3)(b)(iv) of the Warrant is hereby amended to read in its entirety as follows:

         "(B) shares of Common Stock issued upon any exercise of any option or warrant to purchase shares of Common Stock granted to CUCC or any affiliate thereof."

         3. All other provisions of the Warrant shall remain in full force and effect, except as expressly amended herein.

         4. Any capitalized term used in this First Amendment that is not otherwise defined herein shall have the same meaning given to it in the Warrant.

         5. This First Amendment shall in all respects be governed by and construed in accordance with the internal laws of the State of Delaware (except that no effect shall be given to any conflicts of law principles of the State of Delaware that would require the application of the laws of any other jurisdiction). In accordance with Title 6, Section 2708 of the Delaware Code Annotated, the parties agree to the jurisdiction of the courts of Delaware and to be served with legal process from any of such courts.

         6. This First Amendment may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.


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         IN  WITNESS  WHEREOF,  CUCC and the  Company  have  caused  this  First
Amendment to Warrant to be duly executed by their authorized representatives, all as of the day and year first written above.


ATTEST:                                     HUNGARIAN TELEPHONE AND CABLE CORP.


/s/ Richard P. Halka                        By: /s/ James G. Morrison
--------------------                        -------------------------
Richard P. Halka                            James G. Morrison
Controller                                  Chief Executive Officer



                                            CU CAPITALCORP.


                                            By: /s/ Charles J. Weiss
                                            -------------------------
                                            Charles J. Weiss
                                            Authorized Signatory